NEWS RELEASE

For Immediate Release

Nord Resources Reports Profit for 2008 Second Quarter

TUCSON, AZ, August 14, 2008 - Nord Resources Corporation (TSX: NRD / OTC BB: NRDS.OB), which is reactivating copper mining at the Johnson Camp Mine in Arizona, today announced its financial results for the period ended June 30, 2008. The condensed consolidated unaudited financial statements were prepared in accordance with U.S. generally accepted accounting principles and all currency amounts are in U.S. dollars.

“In the second quarter, we more than doubled our sales of copper cathodes reflecting the fact that this was our first full quarter of production from leaching the existing ore heaps at the Johnson Camp Mine, after achieving commercial production on February 1,” said John Perry, President and Chief Executive Officer.

Second Quarter Profitable as Production Doubles from First Quarter

Second-quarter 2008 revenues were $3.1 million, compared with none in the 2007 period and more than double the $1.5 million of the first quarter of 2008. The sales growth was the result of increased production of copper cathodes. Nord sold 836,198 pounds of copper cathode in the second quarter of 2008 compared to 421,905 pounds in the first quarter. The Company realized an additional $209,907 (credited to development costs) from the sale of 58,723 pounds of copper cathodes produced during the first quarter of 2008, prior to the commencement of commercial production on February 1, 2008. Nord did not have any revenue in 2007 when the Johnson Camp Mine was on a care and maintenance program.

First-half 2008 revenues were $4.6 million (none in 2007) from the sale of 1,258,103 pounds of copper. Cost of sales amounted to $2.0 million in the 2008 second quarter and totaled $3.0 million for the six months ended June 30, 2008. Operating costs incurred prior to beginning commercial production were capitalized as mine development costs, net of the realized value of the copper produced during that period.

General and administrative (G&A) expenses were $0.8 million for the 2008 second quarter, compared with $1.5 million a year earlier. Included in the 2007 quarter, is $0.5 million in expenses for drilling at another property. For the first half of 2008, G&A expenses amounted to $2.0 million, compared with $2.4 million in the first six months of 2007. In 2007, the Company incurred $0.6 million of drilling expenses at another property. The decrease between year to year G&A expenses was partially offset by a $194,326 increase in expenses related to the listing of the Company’s shares on the Toronto Stock Exchange in January 2008, and the related registration of certain shares under the Securities Act of 1933, as amended.

Income from operations for the second-quarter 2008 amounted to $0.2 million, compared with a loss in the 2007 quarter of $1.5 million. For the first half of 2008, the Company had a loss from operations of $0.5 million, compared with a loss of $2.5 million in the 2007 period.

Net income for the second-quarter 2008 was $0.1 million (income of $0.00 per basic and diluted share), compared with a net loss of $1.5 million (loss of $0.04 per basic and diluted share) in the 2007 period. The weighted average number of common shares outstanding was 67,081,882 in the 2008 quarter (69,985,450 diluted), compared with 34,434,630 (basic and diluted) in the 2007 period. For the first half of 2008, the Company’s net loss was $0.6 million ($0.01 per basic and diluted share), compared with a net loss in the first six months of 2007 of $1.5 million ($0.04 per basic and diluted share).

The Company currently estimates the capital cost to reactivate the Johnson Camp Mine to be approximately $34 million, of which the Company has spent $21.4 million as of June 30, 2008. As of June 30, 2008, the Company had $13 million remaining undrawn under the $25 million secured term-loan credit facility arranged in June 2007 with Nedbank Limited. Based on its current assessments, outlook and forecasts with respect to the Johnson Camp Mine, the Company believes that it has access to sufficient funds to meet its estimated capital requirements for the reactivation plan of the Mine.

Neither the TSX nor any regulatory authority accepts responsibility for the adequacy or accuracy of this release.

About Nord Resources

Nord Resources Corporation explores, develops, and operates mineral properties. The company's primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona, which it is reactivating to produce copper. The company commenced commercial copper production from residual leaching of the existing ore heaps on February 1, 2008 and expects to begin producing new ore at the mine later this year.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including those concerning Nord's expectations with respect to commencement of copper production from newly mined ore and copper production targets. Forward-looking statements or information are subject to a variety of risks and uncertainties that could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, the interpretation of drill results and the estimation of mineral resources and reserves, the geology, grade, and continuity of mineral deposits, the possibility that mining results or metal recoveries will not be consistent with the company's expectations, accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, failure to obtain an air quality permit and other necessary permits for the Johnson Camp Mine on a timely basis, and regulatory restrictions, including environmental regulatory restrictions and liability. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-KSB, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
John Perry
President and Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.,
(416) 594-1600
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca.

NORD RESOURCES CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2008 and December 31, 2007

ASSETS
	June 30, 2008	December 31, 2007
	(Unaudited)
Current Assets:
Cash and cash equivalents	$545,832	$3,368,910
Restricted cash	3,000,000	-
Accounts receivable	484,891	144,012
Inventories	316,187	-
Prepaid expenses and other	92,626	68,012

Total Current Assets	4,439,536	3,580,934

Property and Equipment, at cost:
Property and equipment	4,765,629	4,161,993
Less accumulated depreciation and amortization	(1,562,813)	(1,460,611)
	3,202,816	2,701,382
Construction in progress	20,594,249	10,795,491
Net Property and Equipment	23,797,065	13,496,873

Other Assets:
Restricted cash and marketable securities	686,476	3,686,476
Debt issuance costs, net of accumulated amortization	997,135	1,117,021
Total Other Assets	1,683,611	4,803,497

Total Assets	$29,920,212	$21,881,304

NORD RESOURCES CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2008 and December 31, 2007

(Continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
	June 30, 2008	December 31, 2007
	(Unaudited)
Current Liabilities:
Accounts payable	$1,884,011	$1,322,459
Accrued expenses	889,173	1,225,686
Current portion of accrued interest	48,243	-
Current maturities of long-term debt	1,600,000	312,500
Current maturities of derivative contracts	4,233,783	-
Current maturity of capital lease obligation	15,808	9,375

Total Current Liabilities	8,671,018	2,870,020

Long-Term Liabilities:
Capital lease obligation, less current maturity	53,240	-
Derivative contracts	14,800,975	9,183,428
Long-term debt (less current maturities)	10,400,000	4,687,500
Long-term accrued interest (less current portion)	313,581	-
Accrued reclamation costs	137,699	131,141
Other	58,976	61,863

Total Long-Term Liabilities	25,764,471	14,063,932

Total Liabilities	34,435,489	16,933,952

Commitments and contingencies

Stockholders’ Equity (Deficit):
Common stock: $.01 par value, 100,000,000 shares authorized,
68,083,635 and 66,659,224 shares issued and outstanding as of
June 30, 2008 and December 31, 2007, respectively	680,836	666,592
Additional paid-in capital	109,378,518	108,439,030
Accumulated deficit	(95,539,873)	(94,974,842)
Accumulated other comprehensive loss	(19,034,758)	(9,183,428)

Total Stockholders’ Equity (Deficit)	(4,515,277)	4,947,352

Total Liabilities and Stockholders’ Equity (Deficit)	$29,920,212	$21,881,304

NORD RESOURCES CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

 (Unaudited)

	2008	2007
Revenues	$4,655,546	$-
Expenses:
Costs applicable to sales (exclusive of depreciation, depletion and
amortization shown separately below)	3,001,285	-
General and administrative expenses	2,032,545	2,430,614
Depreciation, depletion and amortization	147,865	41,673
Loss from operations	(526,149)	(2,472,287)
Other income (expense):
Interest expense	(271,578)	(477,985)
Miscellaneous income	232,696	1,434,285
Total other income (expense)	(38,882)	956,300
Loss before income taxes	(565,031)	(1,515,987)
Provision for income taxes	-	-
Net loss	$(565,031)	$(1,515,987)
Net Loss Per Basic and Diluted Share of Common Stock:
Weighted Average Number of Common Shares Outstanding	66,871,932	34,323,544
Net loss per share of common stock	$(0.01)	$(0.04)

NORD RESOURCES CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2008 AND 2007

(Unaudited)

	2008	2007
Revenues	$3,115,392	$-
Expenses:
Costs applicable to sales (exclusive of depreciation, depletion and
amortization shown separately below)	2,031,514	-
General and administrative expenses	799,290	1,472,713
Depreciation, depletion and amortization	94,009	20,836
Income (loss) from operations	190,579	(1,493,549)
Other income (expense):
Interest expense	(196,992)	(226,804)
Miscellaneous income	115,929	259,849
Total other income (expense)	(81,063)	33,045
Income (loss) before income taxes	109,516	(1,460,504)
Provision for income taxes	-	-
Net income (loss)	$109,516	$(1,460,504)
Net loss per basic and diluted share of common stock:
Weighted average number of basic common shares outstanding	67,081,882	34,434,630
Basic earnings (loss) per share of common stock	$0.00	$(0.04)
Weighted average number of diluted common shares outstanding	69,985,450	34,434,630
Diluted earnings (loss) per share of common stock	$0.00	$(0.04)

NORD RESOURCES CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

(Unaudited)

	2008	2007
Cash Flows From Operating Activities:
Net loss	$(565,031)	$(1,515,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	147,865	41,673
Accretion expense on accrued reclamation costs	6,558	9,106
Amortization of debt issuance costs	119,886	100,000
Accretion of discount on debt	-	85,846
Issuance of stock options for services rendered	300,555	372,594
Issuance of stock and deferred stock units for services rendered	65,000	141,680
Accretion of warrant modification	125,137	-
Changes in assets and liabilities:
Accounts receivable	(340,879)	(18,542)
Inventory	(314,244)	-
Other assets	(24,614)	(13,916)
Accounts payable	357,603	(448,882)
Accrued expenses	(339,448)	(2,528,004)

Net Cash Used In Operating Activities	(461,612)	(3,774,432)

Cash Flows From Investing Activities:
Capital expenditures	(520,891)	(19,839)
Construction in progress	(9,232,937)	-

Net Cash Provided (Used) By Investing Activities	(9,753,828)	(19,839)

Cash Flows From Financing Activities:
Proceeds from issuance of notes payable	7,000,000	25,000
Debt issuance costs	-	(50,109)
Principal payments on capital leases	(19,368)	(9,375)
Principle payments on notes payable	-	(5,668,313)
Proceeds from issuance of special warrants	-	23,000,025
Offering costs paid in connection with special warrant financing	-	(1,718,349)
Proceeds from exercise of warrants	412,000	52,500

Net Cash Provided By Financing Activities	7,392,362	15,631,379

Net Increase in Cash and Cash Equivalents	(2,823,078)	11,837,108

Cash and Cash Equivalents at Beginning of Period	3,368,910	1,007,835

Cash and Cash Equivalents at End of Period	$545,832	$12,844,943

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$20,420	$287,149
Income taxes	-	-

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Common stock issued for purchase of property	$51,040	$36,665
Stock options issued in connection with special warrant financing	-	513,436
Warrants issued in connection with debt facilities	-	85,846
Common stock issued for settlement of accounts payable	-	163,000
Debt issuance costs paid through a note payable	-	75,000
Common stock issued in exchange for deferred stock units	444	901
Mark to market of cash flow hedges	(9,851,330)	-
Capitalized interest	361,872	-
Debt issuance costs in accrued expense	-	450,000
Common stock issued upon conversion of related party convertible notes	-	132,680
Construction in progress financed by accounts payable	1,146,721	-
Acquisition of equipment under lease	79,310	-